Exhibit 4.23

ACCESSION LETTER

From: KNOT Shuttle Tankers 34 AS

KNOT Shuttle Tankers 35 AS

Knutsen NYK Offshore Tankers AS

KNOT Offshore Partners LP

KNOT Shuttle Tankers AS

To: MUFG Bank, Ltd. as Agent

Dated:     December 2020

Dear Sirs

KNOT Shuttle Tankers 34 AS and KNOT Shuttle Tankers 35 AS – USD192,100,000 Facility Agreement dated 2 July 2019 (the "Agreement")

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.
2.

KNOT Offshore Partners LP (KNOP) and KNOT Shuttle Tankers AS (KNOT ST) agree to become bound by the terms of the Agreement as Guarantors pursuant to Clause 28.2 (KNOP and KNOT ST as replacement Guarantors) of the Agreement with respect to all amounts outstanding under the Post-Delivery Tranche A and all Hedging Agreements, interest, fees, costs and expenses in connection with that Tranche.

3.	KNOP's and KNOT ST's administrative details are as follows:

Address:

2 Queen’s Cross

Aberdeen

Aberdeenshire AB15 4YB

United Kingdom

Fax no.: +44 (0) 1224 624891

E-mail: finance@knutsenoas.com

oem@knotgroup.com

hho@knotgroup.com

kly@knutsenoas.com

tuo@knotgroup.com

tya@knotgroup.com

Attention: CFO/CEO

4.	We confirm that:
(a)	no Default is continuing or would result from the Drop Down;
(b)	no Material Adverse Effect would result from the Drop Down;
(c)

the Repeating Representations are made by each of KNOT, KNOT Shuttle Tankers 34 AS, KNOT Shuttle Tankers 35 AS, KNOP and KNOT ST on the date of this Accession Letter and that all Repeating Representations are true in all material respects on that date.

5.	This Accession Letter is governed by English law.
6.

KNOP and KNOT ST have each appointed Knutsen OAS (UK) Limited as its process agent in respect of this Accession Letter and the other Finance Documents governed by English law to which they are respectively a party.

7.	This Accession Letter is executed as deed.

EXECUTION PAGES

EXECUTED as a DEED	)	Signature in the name of the company
by KNOT SHUTTLE TANKERS 34 AS	)	KNOT SHUTTLE TANKERS 34 AS
a company incorporated in Norway	)
acting by Takahiro Yamauchi	)
)
who, in accordance with the laws of Norway, is	)
acting under the authority of the company as	)
authorised signatory	)
in the presence of:	)
	)	/s/ Takahiro Yamauchi
Authorised signatory

Signature of witness: /s/ Hermann H. Øverlie

Name of witness: Hermann H. Øverlie

Occupation of witness: VP Finance

Address of witness:
Ramsvollsvegen 15
5518 Haugesund Norway

EXECUTED as a DEED	)	Signature in the name of the company
by KNOT SHUTTLE TANKERS 35 AS	)	KNOT SHUTTLE TANKERS 35 AS
a company incorporated in Norway	)
acting by Takahiro Yamauchi	)
)
who, in accordance with the laws of Norway, is	)
acting under the authority of the company as	)
authorised signatory	)
in the presence of:	)
	)	/s/ Takahiro Yamauchi
Authorised signatory

Signature of witness: /s/ Hermann H. Øverlie

Name of witness: Hermann H. Øverlie

Occupation of witness: VP Finance

Address of witness:
Ramsvollsvegen 15
5518 Haugesund Norway

EXECUTED as a DEED	)	Signature in the name of the company
by KNUTSEN NYK OFFSHORE TANKERS	)	KNUTSEN NYK OFFSHORE TANKERS AS
AS	)
a company incorporated in Norway	)
acting by Takahiro Yamauchi	)
)
who, in accordance with the laws of Norway, is	)
acting under the authority of the company as	)
authorised signatory	)	/s/ Takahiro Yamauchi
in the presence of:	)	Authorised signatory

Signature of witness: /s/ Hermann H. Øverlie

Name of witness: Hermann H. Øverlie

Occupation of witness: VP Finance

Address of witness:
Ramsvollsvegen 15
5518 Haugesund Norway

EXECUTED as a DEED	)	Signature in the name of the company
by KNOT OFFSHORE PARTNERS LP	)	KNOT OFFSHORE PARTNERS LP
a company incorporated in the Marshall	)
Islands	)
acting by Trygve Seglem
)
who, in accordance with the laws of the	)
Marshall Islands, is acting under the authority	)
of the company as authorised signatory	)
in the presence of:	)	/s/ Trygve Seglem
Authorised signatory

Signature of witness: /s/ Hermann H. Øverlie

Name of witness: Hermann H. Øverlie

Occupation of witness: VP Finance

Address of witness:
Ramsvollsvegen 15
5518 Haugesund Norway

EXECUTED as a DEED	)	Signature in the name of the company
by KNOT SHUTTLE TANKERS AS	)	KNOT SHUTTLE TANKERS AS
a company incorporated in Norway
acting by Takahiro Yamauchi	)
)
who, in accordance with the laws of Norway, is	)
acting under the authority of the company as	)
authorised signatory	)
in the presence of:	)
	)	/s/ Takahiro Yamauchi
Authorised signatory

Signature of witness: /s/ Hermann H. Øverlie

Name of witness: Hermann H. Øverlie

Occupation of witness: VP Finance

Address of witness:
Ramsvollsvegen 15
5518 Haugesund Norway